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                                                                  Exhibit (2)(b)


                            CERTIFICATE OF AMENDMENT
                                       TO
                                RESTATED BY-LAWS
                                       OF
                     UBS PAINEWEBBER RMA TAX-FREE FUND, INC.

     The undersigned, being Vice President and Secretary of UBS PaineWebber RMA Tax-Free Fund, Inc., hereby certifies that the Directors of the Corporation duly adopted resolutions which amended the Restated By-Laws of the Corporation dated May 13, 1998 (the "By-Laws") in the manner provided in the By-Laws, at meetings held on March 28, 2001 and September 20, 2001, as follows:

     1.   Corporation Name

          The name of the Corporation was changed from "PaineWebber RMA Tax-Free Fund, Inc." to "UBS PaineWebber RMA Tax-Free Fund, Inc." Therefore, Section
     1.01 of the By-Laws reads as follows:

          "Section 1.01. Name:

          The name of the Corporation is UBS PaineWebber RMA Tax-Free Fund,
     Inc."

     2.   Retirement Policy

          The By-Laws were amended by adding the following as Article III,
     Section 3.16:

          "Section 3.16. Retirement of Directors:

          Each Director who has attained the age of seventy-two (72) years shall retire from service as a Director on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Director may retire at any time as provided for in the governing instrument of the Corporation."





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Dated: January 2, 2002
                                       By:   /s/ Amy R. Doberman
                                          -----------------------------------
                                       Name:  Amy R. Doberman
                                       Title: Vice President and Secretary


New York, New York (ss)

On this 2nd day of January, 2002, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Corporation and acknowledged that she executed the foregoing instrument as her free act and deed.


                                                /s/ Evelyn De Simone
                                                ---------------------------
                                                Notary Public